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[DOANE PET CARE LOGO]

                                                                    EXHIBIT 99.1



                                             210 Westwood Place South, Suite 400
                                                             Brentwood, TN 37027

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NEWS                                                       FOR IMMEDIATE RELEASE
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      DOANE PET CARE UPDATES FISCAL 2002 EARNINGS GUIDANCE; PROVIDES FISCAL
                       2003 EARNINGS GUIDANCE AND OUTLOOK

BRENTWOOD, TENNESSEE, FEBRUARY 7, 2003 - Doane Pet Care Company (the "Company") today updated its earnings guidance for its fourth quarter and fiscal year ended December 28, 2002 and provided guidance for fiscal 2003. Results for the 2002 fourth quarter and fiscal year are subject to final review and audit.

The Company said that it expects to report net sales for the 2002 fourth quarter of approximately $246 million and Adjusted EBITDA of approximately $28 million to $29 million. Net sales and Adjusted EBITDA for the 2001 fourth quarter were $221.5 million and $24.7 million, respectively.

For fiscal 2002, the Company expects to report net sales of approximately $887 million. Net sales for fiscal 2001 were $895.8 million, which included $16.6 million of net sales from the Deep Run and Perham businesses prior to their divestitures. Although net sales for fiscal 2002 were relatively flat as compared to fiscal 2001, primarily due to the Project Focus initiatives, the Company did experience second half growth of approximately 8% as compared to the second half of 2001 as a result of the previously announced business awards of Ol' Roy Meaty Chunks N' Gravy and Meow Mix.

For fiscal 2002, the Company expects to report Adjusted EBITDA of approximately $107 million to $108 million. The Company's Adjusted EBITDA for fiscal 2001 was $89.8 million, which included net losses of $2.6 million related to the Deep Run and Perham businesses. The gain in Adjusted EBITDA for 2002 resulted from a substantial performance improvement in the Company's European operations, lower natural gas costs and additional cost reductions and margin improvements resulting from the Company's Project Focus initiatives.

In fiscal 2002, the Company invested approximately $23.7 million in capital expenditures, a 37% increase from $17.3 million in fiscal 2001. The Company also said that it ended fiscal 2002 with total debt of approximately $554 million, a reduction of approximately $34 million from $588 million at year end 2001.

For fiscal 2003, the Company anticipates net sales growth of approximately 7% to 8% and Adjusted EBITDA of approximately $105 million, reflecting the Company's current expectation of the impact of an overall higher commodity cost environment and other assumptions discussed below in "Adjusted EBITDA Discussion and Analysis."

Doug Cahill, the Company's President and CEO, said, "We are very pleased with anticipated results for both the fourth quarter and full year 2002. This performance clearly demonstrates the terrific job our associates around the world have done, the success of our Project Focus initiatives and our continuing drive to be the trusted partner of choice for our customers' brands. We are optimistic about our prospects for delivering sustainable earnings in 2003 and beyond, but we are cautious as we move into the first half of the year because of the potential for volatility in commodities, particularly corn and natural gas. We will continue our risk management strategies to seek to mitigate the impact of rising commodity prices throughout the balance of 2003."


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On October 15, 2002, the Company announced that it was reviewing the potential sale of its European pet food business. The Company said today that it is no longer pursuing a sale of its business in Europe.


PENSION PLANS
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The Company maintains a non-contributory pension plan covering hourly and salaried workers of a predecessor company. The plan was frozen in 1998 and, as a result, future benefits no longer accumulate and the Company's annual service cost ceased as of that date. The Company's only active plan covers 41 union employees at one facility. Due to a decline in the market value of these plans' assets in 2002, and the decline of interest rates used in discounting benefit liabilities, the pension assets at the end of 2002 were approximately $1 million less than the accumulated benefit obligations. Under SFAS 87, the Company was required to record a balance sheet adjustment during the fourth quarter of 2002 for the additional minimum liability in accordance with SFAS 87 accounting rules. The non-cash adjustment was recorded as an after-tax reduction of approximately $6 million in stockholders' equity. Under ERISA rules, the Company was not required to make any cash contributions to the inactive plan in the prior three years and does not expect to make any cash contribution in 2003. The Company's contributions to the active plan in the prior three years were less than $0.1 million per year and the Company expects to contribute less than $0.1 million in 2003. The non-cash adjustment has no impact on the Company's earnings, cash flow or bank debt covenants.

ADJUSTED EBITDA DISCUSSION AND ANALYSIS
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The Company has provided information in this press release regarding Adjusted
EBITDA. It is important to note that Adjusted EBITDA is not a substitute for net income (loss) under generally accepted accounting principles. The Company's measure of Adjusted EBITDA is consistent with the definition used in its senior credit facility for covenant compliance.

The Company defines Adjusted EBITDA as income (loss) before net interest expense, income taxes, depreciation, amortization of intangibles and other charges. These other charges include SFAS 133 accounting, which may be either a positive or negative add-back to earnings, as well as certain non-recurring and unusual charges. The Company has limited these non-recurring and unusual charge add-backs to those associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

The Company's calculation of Adjusted EBITDA does not include an adjustment to net income for items that reduce its costs. In 2000 and 2001, the Company received payments that reduced its operating costs pursuant to agreements with suppliers of commodities to compensate the Company for overpayments it made during the 1990's. These payments, which are reflected in the Company's 2000 and 2001 net losses, were not included as an adjustment in the calculation of Adjusted EBITDA for those years. There are also several charges that negatively impacted the Company's earnings in 2000 and 2001 that the Company did not add back in its measure of Adjusted EBITDA. For example, the Company did not add back charges associated with one-time revisions to the estimated carrying value of obsolete inventory, certain pricing adjustments or start-up costs associated with new business.

In connection with the Company's forecast for fiscal 2003 Adjusted EBITDA, the Company has assumed higher commodity and natural gas costs in 2003 over fiscal 2002 and an increase in employee related costs and distribution expenses, partially offset by increased volumes, improved operating efficiencies at the Company's manufacturing plants and continued Project Focus related initiatives.

FORWARD-LOOKING STATEMENTS
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Certain statements made in this press release, including without limitation those relating to our fiscal 2002 and fiscal 2003 earnings guidance and outlook, are "forward-looking statements" within the meaning of Section 27A of



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the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors that could cause results to differ materially include without limitation: the results of our final audit for the 2002 fourth quarter and fiscal year, decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, future investment returns in our pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2001 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances.

ABOUT THE COMPANY
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Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits.

CONTACT: PHILIP K. WOODLIEF, VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER
    TEL: (615) 373-7774


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